SECOND AMENDMENT OF INVESTMENT ACCOUNTING AGREEMENT

         THIS SECOND AMENDMENT OF INVESTMENT ACCOUNTING AGREEMENT ("Amendment") is made and entered into to be effective as of March 1, 2000 by and between THE PRUDENTIAL SERIES FUND, INC. AND PRUDENTIAL'S GIBRALTAR FUND (collectively the "Fund") and STATE STREET BANK AND TRUST ("State Street").

                                    RECITALS

A. Fund and Investors Fiduciary Trust Company are parties to that certain Investment Accounting Agreement dated December 31, 1994 and amended as of June 20, 1995 ("Investment Accounting Agreement") pursuant to which Fund appointed Investors Fiduciary Company as Investment Accounting and recordkeeping agent of its then-existing Portfolios.

B. The Investment Accounting Agreement was assigned to State Street effective January 1, 2000.

C. Fund desires to appoint State Street as investment accounting and recordkeeping agent of additional portfolios as the Stock Index Portfolio, Equity Income Portfolio, 20/20 Focus Portfolio, Diversified Conservative Growth Portfolio, upon and subject to the terms, conditions and agreements set forth in the Investment Accounting Agreement, and State Street is willing to accept such appointment.

                                    AGREEMENT

1. Fund hereby appoints State Street as investment accounting and recordkeeping agent of the portfolios listed on attached Schedule I and State Street hereby accepts such appointment and agrees that it will act as the investment accounting and recordkeeping agent of such Portfolios, upon and subject to all the terms, conditions and agreements set forth in the Investment Accounting Agreement, incorporated herein by reference.

2.       The following provision shall be added to the Investment Accounting
         Agreement: Fund may appoint State Street as its investment accounting and recordkeeping agent for additional portfolios from time to time by written notice, provided that State Street consents to such addition. Rates or charges for each additional Portfolio shall be as agreed upon by State Street and Fund in writing.

3. Fund and State Street hereby ratify and confirm the Investment Accounting Agreement and agree that it remains in full force and effect and is binding upon the parties in accordance with its terms, except as amended hereby. Each party hereby confirms that except as amended herein all of its representations and warranties set forth in the Investment Accounting Agreement remain true and correct as of the date of this Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date and year first above written.

         STATE STREET BANK AND TRUST
         COMPANY                               THE PRUDENTIAL SERIES FUND, INC.

         By:                                   By: /s/ C. CHRISTOPHER SPRAGUE
            ------------------------              ----------------------------

         Name:                                 Name: C. Christopher Sprague
              ----------------------                --------------------------

         Title:                                Title: Assistant Secretary
               ---------------------                 -------------------------


         PRUDENTIAL'S GIBRALTER FUND

         By: /s/ C. CHRISTOPHER SPRAGUE
            ----------------------------

         Name: C. Christopher Sprague
              --------------------------

         Title: Assistant Secretary
               -------------------------

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                                   SCHEDULE I

FUND                     PORTFOLIO
----                     ---------

THE PRUDENTIAL           Money Market Portfolio
SERIES FUND, INC.
                         Stock Index Portfolio

                         Equity Income Portfolio

                         20/20 Focus Portfolio

                         Diversified Conservative Growth Portfolio

                         Global Portfolio

                         Diversified Bond Portfolio (f/k/a Bond Portfolio)

                         Equity Portfolio (f/k/a Common Stock Portfolio)

                         Flexible Managed Portfolio (f/k/a Aggressively Managed Flexible Portfolio)

                         Conservative Balanced Portfolio (f/k/a Conservatively Managed Flexible Portfolio)

                         Zero Coupon Bond 2000 Portfolio

                         High Yield Bond Portfolio (f/k/a High Yield Dividend Stock Portfolio)

                         Natural Resources Portfolio

                         Government Income Portfolio (f/k/a Government Securities Portfolio)

                         Zero Coupon Bond 2005 Portfolio

                         Prudential Jennison Portfolio (f/k/a Growth Stock Portfolio)

                         Small Capitalization Stock Portfolio


PRUDENTIAL'S GIBRALTAR   Prudential's Gibraltar Fund
FUND, INC.